BlackRock High Income Portfolio

FILE #811-03091

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
1/17/2008	Atlas Energy Operating Company LLC	250,000,000	90,000	J.P. Morgan Securities Inc., Wachovia Securities, Banc of America Securities LLC, BNP Paribas, RBC Capital Markets, Merrill Lynch & Co., Friedman Billings Ramsey
4/2/2008	IPALCO Enterprises	400,000,000	60,000	Merrill Lynch, Pierce, Fenner & Smith Incorporated, Lehman Brothers Inc., Banc of America Securities LLC, JPMorgan, Scotia Capital
4/21/2008	Citigroup Inc.	6,000,000,000	300,000

Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, Barclays Capital Inc, BNP Paribas Securities Corp, Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., RBC Capital Markets Corporation, TD Securities (USA) LLC, Guzman & Co., Jackson Securities, LLC, Loop Capital Markets, LLC, Muriel Siebert & Co., Inc., Sandler O’Neil & Partners Group, L.P., The Williams Capital Partners Group, L.P., Toussaint Capital Partners, LLC, Utendahl Capital Group, LLC

5/9/2008	Petrohawk Energy Corporation	500,000,000	200,000	Lehman Brothers, JPMorgan, Merrill Lynch & Co., BNP Paribas, Credit Suisse, Banc of America Securities LLC, Citi, BMO Capital Markets, RBC Capital Markets, Wells Fargo Securities.

BlackRock High Income Portfolio

FILE #811-03091

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
10/30/08	VERIZON COMMUNICATIONS INC	2,000,000,000	280,000

Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, UBS Securities LLC, Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., Barclays Capital Inc., Mitsubishi UFJ Securities International plc, Scotia Capital (USA) Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets Corporation, Wachovia Capital Markets, LLC